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                                                                   Exhibit 10.25

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT is entered into as of December 26, 1995 (the "Agreement") between Vectra Banking Corporation, a Colorado corporation ("VBC"), and Bank Land Co., a Colorado corporation ("Bank Land").

                                    RECITALS

         A. VBC and Bank Land and their respective bank subsidiaries, Vectra Bank and Southwest State Bank (the "Bank"), have entered into an Agreement and Plan of Merger (the "Plan").

         B. As a condition and inducement to VBC's willingness to enter into the Plan and in consideration therefore, Bank Land has agreed to grant the Option (as defined below) to VBC.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

         Section 1. Bank Land hereby grants to VBC an unconditional, irrevocable option (the "Option") to purchase from Bank Land, subject to the terms hereof, up to the greater of 19.9 percent of the shares of Bank Common Stock then outstanding on (i) the date hereof, (ii) the Exercise Termination Date, (iii) the date of the Initial Triggering Event, and (iv) the date of the Subsequent Triggering Event. The share price of the Bank Common Stock underlying the Option shall be the lesser of the share price of Bank Common Stock paid as part (or all) of the Initial Triggering Event (if applicable) and the Subsequent Triggering Event; provided however, that in the event that shares of Bank Land (and not shares or assets of Bank) are acquired in the Triggering Event, the share price of Bank Common Stock shall be as set forth in the Plan and payable all in cash.

         Section 2.

         (a) VBC may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event and a Subsequent Triggering Event (both as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below) provided that VBC shall have sent the written notice of such exercise as set forth in Section 2(e) within 30 days of the later of its receipt of notice of the Initial Triggering Event and the Subsequent Triggering Event.

         Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Mergers, as defined in the Plan; (ii) termination of the Plan by Bank or Bank Land in accordance with the provisions thereof as a result of a material breach by Vectra Bank or VBC of any representation, warranty, covenant or agreement contained in the Plan, which breach is not cured within 30 days after written notice of such breach is given to Vectra Bank and VBC by Bank or Bank Land; (iii) termination of the Plan in accordance with Section 3.2 of the Plan if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iv) the passage of nine months after termination of the Plan if such termination follows the occurrence of an Initial Triggering Event (provided that





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if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be nine months after the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                 i. Bank Land or Bank, without having received VBC's prior written consent, shall have entered into an agreement to engage in a Merger Transaction (as defined below) other than with VBC or Vectra Bank or the Board of Directors of Bank or Bank Land shall have recommended that the shareholders of Bank or Bank Land approve or accept any Merger Transaction other than as contemplated by the Plan. For purposes of this Agreement, "Merger Transaction" shall mean
                          (x) a merger or consolidation, or any similar transaction, involving Bank Land or Bank, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Bank Land or Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10 percent or more of the voting power of Bank Land or Bank.

                 ii. The Board of Directors of Bank Land or Bank at any time does not recommend that the shareholders of Bank Land or Bank approve the Plan;

                 iii. Any person other than Vectra or VBC or their affiliates shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the outstanding shares of the voting stock of Bank or Bank Land;

                 iv. Any person other than VBC or Vectra Bank shall have made a bona fide proposal to Bank or Bank Land or their shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in a Merger Transaction;

                 v. After a proposal is made by a third party to Bank or Bank Land or their shareholders relating to a Merger Transaction, Bank or Bank Land shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach (x) would entitle VBC or Vectra Bank to terminate the Plan and
                          (y) shall not have been cured prior to the Notice Date (as defined below); or

                 vi. Any person other than VBC or Vectra Bank, other than in connection with a transaction to which VBC or Vectra Bank has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or





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                          foreign (each, a "Government Entity") for approval
                          to engage in a Merger Transaction.

         (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                 i. The acquisition by any person of beneficial ownership of 20 percent or more of the then outstanding shares of any class of common stock of Bank or Bank Land other than by a person that currently beneficially owns more than 20 percent of such class; or

                 ii. The occurrence of the Initial Triggering Event described in Section 2(b)(i), except that the percentage referred to in clause (z) shall be 20 percent.

         (d) Bank Land shall notify VBC promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"); provided, however, that the giving of such notice by Bank Land shall not be a condition to the right of VBC to exercise the Option.

         (e) In the event that VBC is entitled to and desires to exercise the Option, it shall send to Bank Land a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Bank Common Stock that it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with such purchase, VBC shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this subparagraph (e) shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         (f) At the closing referred to in Section 2(e), VBC shall pay to Bank Land the aggregate purchase price for the shares of Bank Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a certified or cashier's check or wire transfer to a bank account designated by Bank Land.

         (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Bank Land shall deliver to VBC a certificate or certificates representing the number of shares of Bank Common Stock purchased by VBC and, if the Option should be exercised in part only, a new Option evidencing the rights of VBC thereof to purchase the balance of the shares purchasable hereunder, and VBC shall deliver a letter agreeing that VBC will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

         (h) Upon the giving by VBC to Bank Land of the written notice of exercise of the Option





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provided for in Section 2(e) and the tender of the applicable purchase price,
VBC shall be deemed to be the holder of record of the shares of Bank Common Stock to be transferred by Bank Land upon such exercise, notwithstanding that the stock transfer books of Bank shall then be closed or that certificates representing such shares of Bank Common Stock shall not then actually be delivered to VBC. Bank Land or its subsidiaries shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of VBC or its assignee, transferee or designee.

         (i) Certificates for Bank Common Stock delivered at a closing hereunder shall be endorsed with any restrictive legend as may be required by law.

         (j) Bank Land shall execute all such documents required to effectuate the transfer of shares of Bank Common Stock from Bank Land to VBC pursuant to VBC's exercise of the Option.

         Section 3. Bank Land agrees: (i) that it will not, by amendment of its articles of incorporation or bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by it or its subsidiaries; (ii) to promptly take all action as may from time to time be required (including prior approval of or notice to any Governmental Entity that is necessary before the Option may be exercised, cooperating fully with VBC in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit VBC to exercise the Option and transfer the shares of Bank Common Stock pursuant hereto.

         Section 4. The 30-day period for the exercise of certain rights by VBC under Section 2 shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid liability under Seciton 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

         Section 5. Bank Land hereby represents and warrants to VBC as follows:

         (a) Bank Land has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Bank Land and no other corporate proceedings on the part of Bank Land or its subsidiaries are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Bank Land. This Agreement is the valid and legally binding obligation of Bank Land subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and general equity principles.

         (b) Bank Land has taken all necessary corporate action to retain sole ownership of that





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number of shares of Bank Common Stock equal to the maximum number of shares of
Bank Common Stock at any time and from time to time subject to the Option hereunder, and all such shares have been duly authorized, validly issued, fully paid, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         Section 6. Neither of the parties hereto may assign any of its rights and obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that VBC may assign any or all of its rights and obligations hereunder to Vectra Bank or any successor entity to either of them.

         Section 7. Each of Bank Land and its subsidiaries, and VBC and its subsidiaries, will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 8. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

         Section 9.       [Intentionally omitted.]

         Section 10.

         10.1 Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof; provided that any such waiver is in writing. This Agreement may be amended at any time; provided that any such amendment is consented to in writing by the parties hereto.

         10.2 Except for the Plan, this Agreement contains the entire agreement between the parties hereto with respect to this Agreement and related transactions and supersedes any agreement entered into among the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument but all such counterparts together shall constitute but one agreement.

         10.3 This Agreement shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Colorado.

         10.4 Except as otherwise provided herein, all notices which are required to be given or may be given to the parties pursuant to the terms of this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile or by registered or certified mail, postage prepaid as follows:





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                   In the case of VBC:

                            Gary S. Judd, President
                            Vectra Banking Corporation
                            1650 South Colorado Blvd., Suite 320
                            Denver, Colorado 80222
                            Facsimile No.:  (303) 759-5017

                   With a copy to:

                            Ernest J. Panasci, Esq.
                            Freeborn & Peters
                            950 17th Street, #2600
                            Denver, Colorado  80202
                            Facsimile No.: (303) 628-4240

                   In the case of Bank Land:

                            Gary A. Mosko, President
                            Bank Land Co.
                            380 South Federal Blvd.
                            Denver, Colorado 80219
                            Facsimile No.: (303) 934-9141

                   With a copy to:

                            Thomas H. Maxfield, Esq.
                            Baker & Hostetler
                            303 East Seventeenth Avenue, Suite 1100
                            Denver, Colorado  80203
                            Facsimile No.:  (303) 861-2307

Each party may change the address at which it is to receive communications by written notice to the other party.

         10.5 This Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs and permitted assigns, successors and representatives.

         10.6 Notwithstanding the provisions of this Agreement, if a party defaults under this Agreement, such party shall pay all reasonable costs and expenses incurred by the other parties in connection with actions taken to enforce performance or observance of this Agreement by the defaulting party, whether by legal proceeding or otherwise and including, without limitation, reasonable attorneys' fees and court costs.

         10.7 If any of the provisions of this Agreement are held invalid or unenforceable and unless





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the invalidity or unenforceability thereof does substantial violence to the underlying intent and sense of the remainder of this Agreement, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement except those which the invalidated or unenforceable provision comprises an integral part of or is otherwise clearly inseparable from. In the event any provision is held invalid or unenforceable, the parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

         10.8 This Agreement is entered into solely for the benefit of the parties hereto (and the Bank and Vectra Bank) and no person not a party hereto shall have any rights to object to or recover any damage or loss resulting from any course of conduct by any of the parties or by reason of any amendment hereto or the failure of any party to enforce the obligations of any other party hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above.


                                        BANK LAND CO.,
                                           a Colorado corporation


                                        By: /s/GARY A. MOSKO
                                            ----------------------------------
                                            Gary A. Mosko, President



                                        VECTRA BANKING CORPORATION,
                                           a Colorado corporation



                                        By: /s/GARY S. JUDD
                                            ----------------------------------
                                            Gary S. Judd, President




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